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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 10, 2001
Date of report (Date of earliest event reported)

GST TELECOMMUNICATIONS, INC.
GST USA, INC.
GST NETWORK FUNDING, INC.
(Exact name of Registrants as specified in their charters)

Canada Delaware Delaware (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	Not Applicable 83-0310464 13-4001870 (I.R.S. Employer Identification No.)
9300 N.E. Oakview Dr., Suite A, Vancouver, Washington (Address of principal executive offices)	98662 (Zip Code)

(360) 892-6660
Registrants' telephone number, including area code(360) 892-6660

Item 2.  Acquisition or Disposition of Assets.

    On January 10, 2001, GST Telecommunications, Inc. and its subsidiaries ("GST") completed the sale of substantially all of its assets to Time Warner Telecom Inc. ("Time Warner Telecom"), pursuant to an asset purchase agreement between the two parties dated September 11, 2000 and subsequently amended. The sale was completed for cash consideration of $627 million, the assumption or payment of certain liabilities and fees of $42 million, and accounts receivable retained from construction contracts with an expected collection value of approximately $20 million, for a total consideration of approximately $689 million.

    Following the completion of the sale, GST continues to operate its remaining businesses, including its remaining Hawaii assets, certain long distance and Centrex-resale services, hospitality services, and its shared tenant services. These remaining assets are being marketed for sale or disposition, and the company is currently in negotiations with potential buyers for some or all of these assets.

Item 7.  Financial Statements and Exhibits

    Pro forma financial statements for GST giving effect to the disposition of substantially all of the assets of GST are attached hereto as Exhibit 99.1.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GST TELECOMMUNICATIONS, INC. GST USA, INC., and GST NETWORK FUNDING, INC.
Date: January 25, 2001	By:	/s/ MICHAEL R. VESTAL Michael R. Vestal Controller and Treasurer

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits
SIGNATURES